UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199

(Address of principal executive offices, including zip code)

(617) 292-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2012, the Federal Home Loan Bank of Boston (the “Bank”) issued a press release announcing its preliminary, unaudited results for the quarter ended March 31, 2012, and the declaration of a dividend. The Bank’s board of directors (the “Board”) declared a cash dividend equal to an annual yield of 0.52 percent, the approximate daily average three-month LIBOR for the first quarter of 2012. The dividend, based on average stock outstanding for the first quarter of 2012, will be paid on May 2, 2012. The press release is attached as Exhibit 99.1 to this report.

Item 3.03. Material Modification to Rights of Security Holders.

On April 26, 2012, the Board adopted a resolution that it would not declare dividends on its Class B capital stock, $100 par value per share (“Class B Stock”) in excess of 20 percent of quarterly net income for the quarter on which the dividend is based for the remainder of 2012 without the Federal Housing Finance Agency’s (the “Finance Agency’s”) nonobjection. Class B Stock is the Bank’s only class of outstanding capital stock, and the Finance Agency is the Bank’s primary regulator.

Additionally, on that same day, the Board adopted a revision to the Bank’s retained earnings policy that now provides that when the Bank’s retained earnings target exceeds the level of the Bank’s retained earnings, the quarterly dividend payout cannot exceed 40 percent of the Bank’s earnings for the quarter. This revised policy replaces the prior policy that had limited the quarterly dividend payout to 50 percent of the Bank’s earnings for the quarter in such instances.

Item 7.01. Regulation FD Disclosure.

On April 27, 2012, Edward A. Hjerpe III, president and chief executive officer of the Bank, will make a presentation to members at the Bank’s annual meeting of shareholders. A copy of this presentation is attached as Exhibit 99.2 to this Form 8-K.

The information set forth in Items 2.02 and 3.03 is also furnished under this Item 7.01. The information being furnished pursuant to Items 2.02 and 7.01 of this report and contained in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This report, including Exhibits 99.1 and 99.2, uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on the Bank’s expectations as of the date hereof. The words “preliminary,” “expects,” “is likely,” “anticipates,”  “will,” “appears,” “should,” and similar statements and their plural and negative forms are used in this notification to identify some, but not all, of such forward-looking statements. Statements about dividend expectations, expected developments for housing government-sponsored enterprises reform, economic changes, housing sector projections, advances balances, and investment risk are examples of such statements. The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; and other-than-temporary impairment of investment securities, in addition to instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in interest rates, and prepayment speeds on mortgage assets. Accordingly, the Bank cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular objective, projection, estimate or prediction is realized, and you are cautioned not to place undue reliance on such statements. The Bank does not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release issued by the Bank on April 27, 2012.
99.2	Presentation to members on April 27, 2012.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: April 27, 2012	By:	/s/Frank Nitkiewicz

Frank Nitkiewicz
Executive Vice President and Chief Financial Officer